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EXHIBIT 10.2

                      RESTRICTED STOCK UNIT AWARD AGREEMENT


Name of Grantee:___________________________________________________
Grant Date:________________________________________________________
Number of Shares of Restricted Stock Units:________________________

      This Agreement evidences the grant by Compass Minerals International, Inc., a Delaware corporation (the "Company") of restricted stock units to the above-referenced "Grantee" as of the "Grant Date" hereof pursuant to the Compass Minerals International, Inc. 2005 Incentive Award Plan, as amended from time to time (the "Plan"). By accepting the Award, Grantee agrees to be bound in accordance with the provisions of the Plan, the terms and conditions of which are hereby incorporated in this Agreement by reference. Capitalized terms not defined herein shall have the same meaning as used in the Plan, as amended from time to time.

      1. Restricted Stock Units Awarded. Grantee is hereby awarded the number of restricted stock units (the "Restricted Stock Units") first set forth above, subject to the other terms and conditions of this Agreement and the Plan. Each unit represents one share of the Company's Stock.

      2. Vesting. The Restricted Stock Units shall be non-vested, and subject to forfeiture as provided in paragraph 3, until the third (3rd) anniversary of the Grant Date (the "Vesting Date"). Notwithstanding the foregoing, if Grantee's employment is involuntarily terminated without Cause (as defined in paragraph 5) or voluntarily terminated for Good Reason (as defined in Paragraph 5) within 18 months following a Change of Control, then the Restricted Stock Units shall become vested and payable in accordance with paragraph 5.

      3. Forfeiture. In the event Grantee's employment with the Company and its Subsidiaries terminates prior to the date on which the Restricted Stock Units have vested, such Restricted Stock Units will be forfeited by Grantee and no benefits will be payable under this Agreement. For purposes of this Agreement, neither an authorized leave of absence (authorized by the Company in writing to Grantee) nor the retirement or disability of the Grantee shall be deemed a termination of employment hereunder. The term "retirement" means a voluntary separation from service on or after attaining age 62 and having a combined age and years of service of at least 67. The term "disability" means Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months; or is, by reason of a medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

      4. Payment of Benefits. Subject to paragraph 9, Grantee shall receive an unrestricted stock certificate for a number of shares of Stock equal to the Restricted Stock Units subject to this Agreement as soon as administratively practicable following the Vesting Date (but in no event later than March 15 of the year following the year in which the Vesting Date occurs).

      5. Termination Following Change of Control. If, within 18 months following a Change of Control, Grantee's employment is involuntarily terminated without Cause or voluntarily terminated for Good Reason, then the Restricted Stock Units shall be immediately vested and payable; provided that if Grantee is a specified employee (as defined in section 409A of the Internal Revenue Code), payment shall not be made before the date that is six (6) months after termination of Grantee's employment or, if earlier, Grantee's date of death. If Grantee's employment is involuntarily terminated for Cause either before or

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after a Change of Control, but prior to the Vesting Date, then the Restricted
Stock Units will be forfeited by Grantee and no benefit shall be payable under this Agreement.

      For purposes of this Agreement, "Cause" means (i) the conviction of Grantee of, or plea of guilty or nolo contendere by Grantee to, a felony or misdemeanor involving moral turpitude, (ii) the indictment of Grantee for a felony or misdemeanor under the federal securities laws, (iii) the willful misconduct or gross negligence by Grantee resulting in material harm to the Company or any Subsidiary, (iv) fraud, embezzlement, theft, or dishonesty by Grantee against the Company or any Subsidiary, or willful violation by Grantee of a policy or procedure of the Company, resulting in any case in material harm to the Company, or (v) breach of any confidentiality agreement or obligation and/or breach of any Restrictive Covenant Agreement or similar agreement by and between Grantee and Company. For purpose of this paragraph, no act or failure to act by Grantee shall be considered "willful" unless done or omitted to be done by Grantee in bad faith and without reasonable belief that Grantee's action or omission was in the best interests of the Company or its Subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Company. The Company must notify Grantee of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.

      For purposes of this Agreement, "Good Reason" means, without Grantee's express written consent, the occurrence of any of the following events within 18 months after a Change of Control:

            (i) a material adverse change in Grantee's duties or responsibilities as of the Change of Control (or as the same may be increased from time to time thereafter); provided, however, that Good Reason shall not be deemed to occur upon a change in Grantee's reporting structure, upon a change in Grantee's duties or responsibilities that is a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this paragraph, or upon a change in Grantee's duties or responsibilities that is part of an across-the-board change in duties or responsibilities of employees at Grantee's level;

            (ii) any reduction in Grantee's annual base salary or annual target or maximum bonus opportunity in effect as of the Change of Control (or as the same may be increased from time to time thereafter); provided, however, that Good Reason shall not include such a reduction of less than 10% that is part of an across-the-board reduction applicable to employees at Grantee's level;

            (iii) Company's (A) relocation of Grantee more than 50 miles from Grantee's primary office location and more than 50 miles from Grantee's principal residence as of the Change of Control or (B) requirement that Grantee travel on Company business to an extent substantially greater than Grantee's travel obligations immediately before such Change of control; or

            (iv) a reduction of more than 10% in the aggregate benefits provided to Grantee under the Company's employee benefit plans, including but not limited to any "top hat" plans designated for key employees, in which Grantee is participating as of the Change of Control.

      Notwithstanding the foregoing, Grantee must provide notice of termination of employment to the Company within 90 days of Grantee's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement. Additionally, an isolated, insubstantial, and inadvertent action taken in good faith and that is remedied by the Company within 10 days after receipt of notice thereof given by Grantee shall not constitute Good Reason.

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      6. Voting and Dividend Rights. Grantee shall have no voting rights with respect to the Restricted Stock Units awarded hereunder. Pursuant to Section 8.4 of the Plan, Grantee shall be entitled to receive Dividend Equivalents based upon the number of Restricted Stock Units subject to this Agreement. Such Dividend Equivalents shall be paid concurrently with any dividends or distributions paid on the Company's Stock (but in no event later than March 15 of the year following the year in which such dividends or distributions are paid) and shall be equal to one hundred percent (100%) of the value of the cash dividend (or other property being distributed) per share being paid on the Company's Stock times the number of Restricted Stock Units subject to this Agreement. Dividend Equivalents shall paid in cash, shares of the Company's Stock or such other property as may be distributed to the Company's stockholders.

      7. Permitted Transfers. The rights under this Agreement may not be assigned, transferred or otherwise disposed of except by will or the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee. Upon any attempt to assign, transfer or otherwise dispose of this Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Agreement and the rights and privileges conferred hereby immediately will become null and void.

      8. Unfunded Obligation. This Agreement is designed and shall be administered at all times as an unfunded arrangement and Grantee shall be treated as an unsecured general creditor and shall have no beneficial ownership of any assets of the Company.

      9. Taxes. Grantee will be solely responsible for any federal, state or other taxes imposed in connection with the granting of the Restricted Stock Units or the delivery of shares of Stock pursuant thereto, and Grantee authorizes the Company or any Subsidiary to make any withholding for taxes which the Company or any Subsidiary deems necessary or proper in connection therewith. Upon recognition of income by Grantee with respect to the Award hereunder, the Company shall withhold taxes pursuant to the terms of the Plan.

      10. Changes in Circumstances. It is expressly understood and agreed that Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the value of the Restricted Stock Units or the shares of Stock issued pursuant thereto after the date hereof.

      11. Conflict Between Plan and This Agreement. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall govern.

      12. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

           If to the Company, to it at:
           Compass Minerals International, Inc.
           9900 West 109th Street
           Overland Park KS 66210
           Attn: Vice President Human Resources

      If to Grantee, to him or her at the address set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the
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next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

      13. No Guarantee of Employment. Nothing in this Agreement shall confer upon Grantee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary, as the case may be, to sever Grantee's employment or to increase or decrease Grantee's compensation at any time.

      14. Governing Law. This Agreement shall be governed under the laws of the State of Delaware without regard to the principles of conflicts of laws. Each party hereto submits to the exclusive jurisdiction of the United States District Court for the District of Kansas (Kansas City, Kansas). Each party hereto irrevocably waives, to the fullest extent permitted by law, any objections that either party may now or hereafter have to the aforesaid venue, including without limitation any claim that any such proceeding brought in either such court has been brought in an inconvenient forum, provided however, this provision shall not limit the ability of either party to enforce the other provisions of this paragraph.

      15. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      16. Enforcement. In the event the Company or Grantee institutes litigation to enforce or protect its rights under this Agreement or the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys' fees, out-of-pocket costs and disbursements of such party relating to such litigation.

      17. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder

      18. Committee Authority. The Committee will have the power and discretion to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent with the Plan and this Agreement and to interpret or revoke any such rules, including, but not limited to, the determination of whether or not any shares of Restricted Stock Units have vested. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

      19. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

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      20. Restrictive Covenant. Notwithstanding any provision in this Agreement to the contrary, the award hereunder is expressly conditioned upon Grantee's execution of a Restricted Covenant Agreement in the form designated by the Company. If Grantee fails or refuses to execute such Restricted Covenant Agreement, this Agreement shall be null and void ab initio.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

                          COMPASS MINERALS INTERNATIONAL, INC.


                          By:________________________________________
                          Name:______________________________________
                          Title:_____________________________________


                          GRANTEE


                          ___________________________________________

                          Residence Address


                          ___________________________________________

                          ___________________________________________